Exhibit 4.8

Warrant Certificate No. 1

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTOR SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Dated: August 7, 2007                                                                               Void After: August 7, 2012

MOHEN, INC.

WARRANT TO PURCHASE COMMON STOCK

Mohen, Inc. d/b/a/ Spiral Frog, a Delaware corporation (the “Company”), for value received, hereby issues to DISTRESSED HIGH YIELD TRADING OPPORTUNITIES FUND, LTD. (the “Holder”) this Warrant (the “Warrant”) to purchase Two Million Seven Hundred Twenty-Seven Thousand, Two Hundred Three (2,727,273) shares (each such share being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, from and after the day after the date that the Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 (the “Effective Date”) and on or before August 7, 2012 (the “Expiration Date”), all subject to the following terms and conditions.

As used in this Warrant, (i) “Common Stock” means the common stock of the Company, $0.001 par value per share, and such other securities as such class of common stock may be converted from time to time in the future; and (ii) “Exercise Price” means $1.00, subject to adjustment as provided herein.

1.  DURATION AND EXERCISE OF WARRANTS

(a)  The Holder may exercise this Warrant on any business day from and after the Effective Date and on or before 5:00 P.M., New York Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)  While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part by:

(i)  surrender of this Warrant, with a duly executed copy of the Notice of Exercise attached as Exhibit A, to the Secretary of the Company at its principal offices or  at such other office or agency as the Company may specify in writing to the Holder; and

(ii)  payment of the Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant in lawful money of the United States of America or pursuant to the net exercise provisions set forth in subsection (d) below; or

Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder.   Each exercise of this Warrant shall be effected immediately prior to the close of business on the date (the “Date of Exercise”) which the conditions set forth in Section 1(b)(i) and (ii) have been satisfied.

(c)  This Warrant shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant.  If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares which remain subject to this Warrant.

(d)  The Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y x (A - B)
A

where,

X =           the number of shares of Common Stock to be issued to the Holder

Y =           the number of shares of Common Stock as to which this Warrant is to be exercised

A =           the closing bid price of one share of Common Stock as of the last trading day immediately preceding the exercise of this Warrant

B =           the Exercise Price

2.  ISSUANCE OF WARRANT SHARES

(a)  The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b)  The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)  The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all the action as may be necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant.

3.  ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)  The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

(i)  Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares for which this Warrant is exercisable shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately reduced.

(ii)  Dividends in Stock, Property, Reclassification.  If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(A)  any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)  additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (ii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(iii)  Reorganization, Reclassification, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant.  In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(iv)  If at any time after the issuance hereof the Company issues or sells, or in accordance with this Section 3(a)(iv) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to Exercise Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the New Issuance Price and the number of shares for which this Warrant may thereafter be exercised shall be increased to a number equal to the quotient obtained by dividing the aggregate Exercise Price in effect immediately prior to the Dilutive Issuance by the Exercise Price in effect immediately after the Dilutive Issuance after giving effect to the reduction in the Exercise Price.  For purposes of determining the adjusted Exercise Price under this Section 3(a)(iv), the following shall be applicable:

(A)           Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3(a)(iv), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(a)(iv), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(a)(iv), no further adjustment of the Exchange Price shall be made by reason of such issue or sale.

(C)           Change in Option Price or Rate of Exchange.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion or exchange rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(a)(iv), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(D)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  Except as otherwise provided in this Section 3(a)(iv), the fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of a majority of the Warrants.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined by an independent, reputable appraiser jointly selected by the Company and the Required Holders within five (5) Business Days after the tenth day following the Valuation Event.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F)           Certain Definitions.  For purposes of this Section 3(a)(iv), the following terms shall have the following meaning:

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Excluded Securities" means any Common Stock, Options or other securities issued: (i) in connection with any Approved Stock Plan up to a maximum of an additional 5% of the outstanding shares of capital stock calculated on a fully-diluted basis; (ii) upon exercise of the Warrants; (iii) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (iv) in connection with corporate partnering transactions on terms approved by the Board of Directors of the Company and the primary purpose of which is not to raise equity capital; and (v) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(b)  Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)  Certain Events.  If any event occurs as to which, in the opinion of the Company, the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company shall make the adjustments as the board of directors deems reasonable to fairly protect the purchase rights of the Holder under this Warrant.

4.  TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)  Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Assignment Notice attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)  Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder.  The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c)  Restrictions on Transfers.  This Warrant may not be transferred at any time without (i) registration under the Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

5.  MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares, provided however, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6.  PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than the Holder.

7.  FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional Warrant Share, round up the number of Warrant Shares issuable to nearest whole share.

8.  NO STOCK RIGHTS AND LEGEND

No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Each certificate for Warrant Shares initially issued upon the exercise of this Warrant Certificate, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

9.  REGISTRATION UNDER THE SECURITIES ACT OF 1933

The Company agrees to register the Warrant Shares for resale under the Act on the terms and subject to the conditions set forth in the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and each of the investors in the Private Placement Offering the “PPO”) pursuant to which this Warrant was originally issued.

10.  NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address or facsimile address furnished by the registered Holder to the Company in accordance with the Amended and Restated Purchase Agreement utilized in connection with the PPO, or if to the Company, to it at 95 Morton Street, New York, NY 10014, Attention: Chief Executive Officer (or to such other address, facsimile number, e-mail address as the Holder or the Company as a party may designate by notice the other party).

11.  SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect.  Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.   BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

13.  SURVIVAL OF RIGHTS AND DUTIES

This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., New York Time, on the Expiration Date or the date on which this Warrant has been exercised.

14.  GOVERNING LAW

This Warrant will be governed by and construed under the laws of New York without regard to conflicts of laws principles that would require the application of any other law.

15.  CALL PROVISIONS

In the event that the closing bid price of a share of Common Stock as traded on a national securities exchange or the Over-the-Counter Bulletin Board equals or exceeds $3.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least 20 consecutive trading days during any period of thirty (30) consecutive trading days during which a registration statement (as required by the Registration Rights Agreement) has been effective and the daily volume of Common Stock traded on each such day is at least 200,000 shares  (the "Trading Condition"), the Company, upon thirty (30) days prior written notice (the "Notice Period") given to the Holder no more than two trading days after the last day in such 20 day period, may call this Warrant at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Warrants on the same terms and (ii) all of the Warrant Shares issuable hereunder either (A) are registered pursuant to an effective registration statement (as required by the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Holder is able to sell Warrant Shares at all times during the Notice Period and is reasonably expected to be able to sell Warrant Shares for a period of 30 days after the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement).  Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant prior to the end of the Notice Period.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.

MOHEN, INC.

By:
Name Orville Hagler
Title Corporate Secretary

EXHIBIT A

EXERCISE FORM

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Mohen, Inc.:

The undersigned hereby irrevocably elects:

[   ] to exercise this Warrant and to purchase thereunder, ___________________ full shares of Mohen, Inc. common stock issuable upon exercise of the Warrant and delivery of $_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; or

[   ] to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1(d) of the Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable)

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable)

Name of Holder (print): _______________________________

(Signature):________________________________________

(By:) _____________________________________________

(Title:)____________________________________________

Dated: ______________, ____

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares of Mohen, Inc. d/b/a/ Spiral Frog issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Warrant Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print): _______________________________

(Signature):________________________________________

(By:) _____________________________________________

(Title:)____________________________________________

Dated: ______________, ____
Name of Holder (print):